UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2007
ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
9640 Medical Center Drive
Rockville, Maryland
(Address of principal executive offices)
20850
(Zip Code)
(240) 864-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 6, 2007, the Board of Directors (the “Board”) of EntreMed, Inc. (the “Company”) amended Article V, Section 5.1 (regarding certificates of stock), Section 5.2 (regarding transfers of shares of stock) and Section 5.4 (regarding lost certificates) of the Company’s Amended and Restated Bylaws (“Bylaws”) in order to enable the Company to comply with Nasdaq Stock Market Marketplace Rule 4350(l) (the “Direct Registration Rule”). The Direct Registration Rule requires Nasdaq-listed securities (such as the Company’s common stock) to be eligible on and after January 1, 2008 for a direct registration program operated by a clearing agency registered under Section 17A of the Securities and Exchange Act of 1934, as amended. A direct registration program is a system for book-entry ownership of stock or other securities, in which shares are owned, recorded and transferred electronically without issuance of a physical share certificate. Because the Company’s Bylaws previously required that each stockholder was entitled to a physical share certificate, the Company’s Board determined that, in order for the Company to be able to comply with the Direct Registration Rule, it was necessary and appropriate to amended the Company’s Bylaws to provide stockholders the ability to have uncertified shares.
     The amendments permit the Board, by vote, to provide that some or all of any or all classes or series of stock may be represented by uncertificated shares. The Bylaws continue to permit shareholders to obtain a physical stock certificate upon request.
     The description of the amended provisions of the Bylaws set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1	Amended and Restated Bylaws of EntreMed, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia Wong Hu

Cynthia Wong Hu
Vice-President, General Counsel & Corporate Secretary

Date: December 12, 2007

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Amended and Restated Bylaws of EntreMed, Inc.